Annual Acknowledgement and Certification

of Obligations Under the Officer Code

Mark D. Nerud	(312) 338-5801
Print Name	Telephone

1.

I acknowledge and certify that I am a Covered Officer under the Montgomery Street Income Securities, Inc. (“Fund”) Principal Executive and Financial Officer Code of Ethics (“Officer Code”), and therefore subject to all of its requirements and provisions.

2.	I have received and read the Officer Code, and I understand the requirements and provisions set forth in the Officer Code.

3.	I have adhered to the Officer Code.

4.

I have not knowingly been a party to any conflict of interest, nor have I had actual knowledge about actual or apparent conflicts of interest that I did not report to the Fund’s Chief Compliance Officer in accordance with the Officer Code’s requirements.

5.	I have acted in the best interest of the Fund and have maintained the confidentiality of personal information about Fund shareholders.

1.

With respect to the duties I perform for the Fund as a Fund officer, I believe that effective processes are in place to create and file public reports and documents in accordance with applicable regulations.

2.

With respect to the duties I perform for the Fund as a Fund officer, I have complied to the best of my knowledge with all Applicable Laws (as that term is defined in the Officer Code) and have appropriately monitored those persons under my supervision for compliance with Applicable Laws.

3.	I have reported any known or suspected violations of the Officer Code in a timely manner to the Fund’s Chief Compliance Officer.

/s/ Mark D. Nerud	March 9, 2015
Signature	Date

Annual Acknowledgement and Certification

of Obligations Under the Officer Code

Daniel W. Koors	(312) 338-5818
Print Name	Telephone

1.

I acknowledge and certify that I am a Covered Officer under the Montgomery Street Income Securities, Inc. (“Fund”) Principal Executive and Financial Officer Code of Ethics (“Officer Code”), and therefore subject to all of its requirements and provisions.

2.	I have received and read the Officer Code, and I understand the requirements and provisions set forth in the Officer Code.

3.	I have adhered to the Officer Code.

4.

I have not knowingly been a party to any conflict of interest, nor have I had actual knowledge about actual or apparent conflicts of interest that I did not report to the Fund’s Chief Compliance Officer in accordance with the Officer Code’s requirements.

5.	I have acted in the best interest of the Fund and have maintained the confidentiality of personal information about Fund shareholders.

4.

With respect to the duties I perform for the Fund as a Fund officer, I believe that effective processes are in place to create and file public reports and documents in accordance with applicable regulations.

5.

With respect to the duties I perform for the Fund as a Fund officer, I have complied to the best of my knowledge with all Applicable Laws (as that term is defined in the Officer Code) and have appropriately monitored those persons under my supervision for compliance with Applicable Laws.

6.	I have reported any known or suspected violations of the Officer Code in a timely manner to the Fund’s Chief Compliance Officer.

/s/ Daniel W. Koors	March 9, 2015
Signature	Date